Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of
Nationwide Variable Insurance Trust:

In planning and performing our audits of the financial statements of the American Century NVIT Growth Fund, American Century NVIT
Multi Cap Value Fund, American Funds NVIT Asset Allocation Fund,
American Funds NVIT Bond Fund, American Funds NVIT Global Growth
Fund, American Funds NVIT Growth Fund, American Funds NVIT
Growth-Income Fund, Federated NVIT High Income Bond Fund, NVIT Bond
Index Fund, NVIT Cardinal Managed Growth and Income Fund, NVIT
Cardinal Managed Growth Fund, NVIT Cardinal Aggressive Fund, NVIT
Cardinal Balanced Fund, NVIT Cardinal Capital Appreciation Fund,
NVIT Cardinal Conservative Fund, NVIT Cardinal Moderate Fund, NVIT
Cardinal Moderately Aggressive Fund, NVIT Cardinal Moderately
Conservative Fund, NVIT Core Bond Fund, NVIT Core Plus Bond Fund,
NVIT Developing Markets Fund, NVIT Emerging Markets Fund, NVIT
Enhanced Income Fund, NVIT Government Bond Fund, NVIT International
Equity Fund, NVIT International Index Fund, NVIT Investor
Destinations Managed Growth and Income Fund, NVIT Investor
Destinations Managed Growth Fund, NVIT Investor Destinations Aggressive
Fund, NVIT Investor Destinations Balanced Fund, NVIT Investor
Destinations Capital Appreciation Fund, NVIT Investor Destinations
Conservative Fund, NVIT Investor Destinations Moderate Fund, NVIT
Investor Destinations Moderately Aggressive Fund, NVIT Investor
Destinations Moderately Conservative Fund, NVIT Large Cap Growth Fund,
NVIT Mid Cap Index Fund, NVIT Money Market Fund, NVIT Multi Sector Bond
Fund, NVIT Multi-Manager International Growth Fund, NVIT Multi-Manager
International Value Fund, NVIT Multi-Manager Large Cap Growth Fund,
NVIT Multi-Manager Large Cap Value Fund, NVIT Multi-Manager Mid Cap
Growth Fund, NVIT Multi-Manager Mid Cap Value Fund, NVIT Multi-Manager
Small Cap Growth Fund, NVIT Multi-Manager Small Cap Value Fund, NVIT
Multi-Manager Small Company Fund, NVIT Nationwide Fund, NVIT Real Estate
Fund, NVIT S&P 500 Index Fund, NVIT Short Term Bond Fund, NVIT Small Cap
Index Fund, Neuberger Berman NVIT Multi Cap Opportunities Fund,
Neuberger Berman NVIT Socially Responsible Fund, Templeton NVIT
International Value Fund, Invesco NVIT Comstock Value Fund, Loring Ward
NVIT Capital Appreciation Fund, and Loring Ward NVIT Moderate Fund
(constituting Nationwide Variable Insurance Trust, hereafter referred to as the "Funds") as of and for the period ended December 31, 2013, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.  Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A Fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A Fund's internal control over financial reporting includes those policies and procedures that (1)
pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Fund are being made only in accordance with authorizations of management and trustees of the Fund; and (3)  provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a Fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States).  However, we noted no deficiencies in the Funds'
internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2013.

This report is intended solely for the information and use of management and the
Board of Trustees of Nationwide Variable Insurance Trust and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 26, 2014